Exhibit 99.1

[LOGO]

MULTI-COLOR CORPORATION COMPLETES PURCHASE OF
DECORATING TECHNOLOGIES DIVISION OF AVERY DENNISON

Company’s Technological Leadership Position Expands

CINCINNATI, OHIO, January 21, 2003 – Multi-Color Corporation (NASDAQ: LABL) announced that it completed the purchase of the North and South American Decorating Technologies Division of Avery Dennison Corporation (“Dec Tech”) under the recently announced agreement on Friday, January 17, 2003. Avery Dennison’s Dec Tech division, the pioneer of Heat Transfer Label technology (“HTL”), is a $20 million supplier of heat transfer labels in North and South America to the health & beauty aids, beverage and food industries.

“Through this acquisition, Multi-Color becomes the world’s leading provider of both in-mold and heat transfer labels,” said Frank Gerace, President and Chief Executive Officer of Multi-Color Corporation. “It also allows us to expand our cross-sell opportunities as there is little overlap in customers.”

With approximately 40% of its sales outside the United States, Framingham, Massachusetts-based Dec Tech expands Multi-Color’s sales base in Latin and South America, while also adding narrow web gravure printing capability to Multi-Color’s wide web gravure, flexographic and lithographic printing platforms.

“We have become a comprehensive business resource for our consumer products, food and beverage customers,” added Gerace. “In addition to offering a complete line of label solutions, we provide a variety of packaging, assembly, technical and graphic services; all designed to assist our customers with their own cost reduction programs by helping them lower their overall packaging costs.”

Multi-Color also takes ownership of all North and South American patents and trademarks related to the Dec Tech business, including Clear ADvantage™ the world’s # 1 brand of “no-label look” heat transfer labels. Dec Tech has received numerous industry awards for innovation and graphic excellence. “The Dec Tech acquisition will definitely add some punch to our food and beverage market strategy,” commented Gerace.

This is Multi-Color’s third acquisition since October of 2001.

About Multi-Color (http://www.multicolorcorp.com)
Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and packaging services to consumer product companies, national retailers and container manufacturers worldwide. Multi-Color is the world’s largest producer of both in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-end pressure sensitive labels and shrink sleeves. The Company’s Packaging Services Division, Quick Pak, is a leading provider of promotional packaging, assembly and fulfillment services. Multi-Color has seven manufacturing operations in the United States. Its products are shipped to more than 150 customers in the U.S., Canada, Mexico, South America and Asia.

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Multi-Color Completes Purchase of
Dec Tech Division of Avery Dennison
January 21, 2003

Safe Harbor Statement
Forward-looking statements in this release including, without limitations, statements relating to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgement of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Dawn Bertsche
Chief Financial Officer
Multi-Color Corporation
(513) 345-1108
dbertsche@mcclabel.com

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